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                                                                   Exhibit 10.48

                        DIRECT VENDOR PROGRAM AGREEMENT

     THIS DIRECT VENDOR PROGRAM, AGREEMENT ("Agreement") is dated as of November 18, 1999 by and between GENERAL ELECTRIC CAPITAL CORPORATION ("GE CAPITAL"), a New York corporation, with an address at 10 Riverview Drive, P.O. Box 3199, Danbury, CT 06810-3199, telecopy number 203-749-4522, Attn: Manager of Operations, Vendor Financial Services, Diversified Industries Group, and ASPEN TECHNOLOGY, INC. ("ASPEN"), a Delaware corporation, with its principal place of business and address at 10 Canal Park, Cambridge, MA 02141, telecopy number
(617) 949-1030, Attn: Lisa W. Zappala, Chief Financial Officer, together with their respective successors and assigns.

     ASPEN AND GE CAPITAL are entering into this Agreement with the principal objective of providing a customer financing capability to support the licensing of certain software products manufactured or distributed by ASPEN and the provision of certain services which are related to such software (the "Program").

     NOW THEREFORE, in consideration of the above premises and of the representations, warranties and agreements contained herein, the parties hereby agree as follows:

     1.   DEFINITIONS.

     (a) "Agreement" means this Direct Vendor Program Agreement and any riders, addends, and written amendments hereto. (b) "Application" means information regarding a prospective Customer and any other information required by GE CAPITAL to evaluate a proposed Transaction, (c) "Customer" means a qualified customer of ASPEN who is an obligor under a DFC or a guarantor of such obligor.
(d) "Default by ASPEN" means a breach by ASPEN of any term or condition of this Agreement or of any Software License Agreement described in a DFC. (e) "Default by GE CAPITAL" means a breach by GE CAPITAL of any term or condition of this Agreement. (f) "DFC" means a Direct Finance Contract between GE CAPITAL and a Customer which evidences the Customer's obligation to repay to GE CAPITAL the amounts required under the applicable Software License Agreement for the Software License and the Service Fees, if applicable. (g) "Event of Cancellation" means (i) a Material Adverse Change in financial condition, business or operations of ASPEN since the date of this Agreement or of a Customer since the date of the related Application, or (ii) the occurrence of an event which causes a representation made by ASPEN under this Agreement or by a Customer under a DFC to be false in any material respect when made or, although true when made, not to be true at the time the Software and Services are accepted by such Customer, or (iii) a Default by ASPEN, or (iv) notification by such Customer to ASPEN or to GE CAPITAL of its intent to cancel all or any part of such Transaction or to refuse to accept any part of the Software or Services.
(h) "Final Document Package" means such properly completed and duly executed documentation, including the DFC and a copy of the Software License Agreement, as GE CAPITAL shall require in order to finalize a Transaction and to pay the Purchase Price to ASPEN, (i) "Material Adverse Change" means a significant negative change of ASPEN or GE CAPITAL from the date of this Agreement or of a Customer from the date of the related Application in its financial condition or its properties, assets, business, operations or business prospects. (j) "Net Book Value" with respect to a DFC means: (i) all accrued and unpaid amounts then due under the applicable DFC, plus (ii) all remaining amounts which shall become due under the applicable DFC, discounted to present value at the applicable Standard Discount Rate, plus (iii) any out-of-pocket expenses (including actual attorney's fees) incurred by GE CAPITAL with respect to such DFC. (k) "Software License Agreement" means the agreement between Aspen and the applicable Customer described in a DFC which entitles the Customer to use the Software in accordance with the terms of the Software License and to receive the Services described therein. (l) "Purchase Price" means the present value of the aggregate payments scheduled to be made under a DFC for the Software License and the Service Fees, if applicable, discounted at the Standard Discount Rate applicable thereto (or any non-Standard Discount Rate previously approved by GE CAPITAL in writing).
(m) "Service Fees" means the fees charged by ASPEN to a Customer under a Software License Agreement for the provision of Services. (n) "Services" means any and all of the software maintenance services described in the applicable Software License Agreement which are financed by GE CAPITAL. (o) "Software" means ASPEN's proprietary computer programs (including any accompanying documentation, manuals, upgrades, releases, databases, enhancements and instructions), plus any accompanying hardware security devices and third party software and documentation. (p) "Software License" means the license to the Software granted by Aspen to a Customer under a Software License Agreement. (q) "Standard Discount Rate" means the rate of interest established by GE CAPITAL at which GE CAPITAL discounts the Purchase price to be paid for a Transaction. (r) "Termination Event" means a Default by GE CAPITAL which is not cured within thirty (30) days following receipt of written notice, or a Default by ASPEN which is not cured within thirty (30) days following receipt of written notice, or a Material Adverse Change of GE CAPITAL or ASPEN. (s) "Transaction" means the financing by GE CAPITAL of a Software License and Service Fees, if applicable, on behalf of a Customer, the repayment obligations of which are evidenced by a DFC.

     2. ORIGINATING TRANSACTIONS. GE CAPITAL and ASPEN agree that provided that no Termination Event has occurred. GE CAPITAL may enter into Transactions to finance the Software Licenses and Service Fees of Customers. While ASPEN agrees to recommend GE CAPITAL as a financing source, nothing contained herein shall require ASPEN to attempt to dissuade those prospective Customers who have either elected to purchase the Software License and Service Fees for cash or to select another financing source, and nothing contained herein shall require GE CAPITAL to approve any prospective Customer referred by ASPEN.

     3. REVIEW. ASPEN will cause a prospective Customer to complete and deliver to GE CAPITAL any information required to complete an Application. Upon receipt, GE CAPITAL will review the information and either approve or reject the Application and will notify ASPEN of its determination. Upon notification, ASPEN will advise the Customer of the approval or rejection of the Application, and will deliver to GE CAPITAL the Final Document Package for any approved Application.

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     4.   CONDITIONS OF APPROVAL. Approvals for all Applications will remain valid for a period of sixty (60) days, unless extended by GE CAPITAL in its sole discretion. GE CAPITAL may revoke its approval of an Application and transfer to ASPEN any right, title or interest which it acquired in such Application or the related Final Document Package if (a) GE CAPITAL does not receive the Final Document Package within sixty (60) days after the date GE CAPITAL notifies ASPEN of its approval of such Application; or (b) prior to the payment by GE CAPITAL of the applicable Purchase Price, GE CAPITAL determines, in its good faith judgment, that an Event of Cancellation has occurred. Upon revocation of its approval for an Application, GE CAPITAL shall have no further liability to the Customer or to ASPEN in connection with the proposed Transaction.


     5. FUNDING. Provided that GE CAPITAL has not revoked its approval of an Application pursuant to Section 4 and that the amount requested to be funded does not exceed the amount approved for such Application, GE CAPITAL will pay ASPEN the Purchase Price of the applicable Transaction within one (1) business day (or such other period as the parties mutually determine) following GE CAPITAL's receipt of the Final Document Package.

     6. STANDARD DISCOUNT RATE. (a) GE CAPITAL will provide ASPEN with the Standard Discount Rate used to calculate the Purchase Price for each Transaction. (b) Following consultation between the Relationship Managers and upon GE CAPITAL's written approval, GE CAPITAL may also approve a Purchase Price which is calculated at a rate other than the current Standard Discount Rate. (c) GE CAPITAL will honor the Standard Discount Rate (and any non-Standard Discount Rate previously approved in writing by GE CAPITAL) for each Application submitted by ASPEN which predates the effective date of a new Standard Discount Rate, provided that the Final Document Package is received by GE CAPITAL within thirty (30) days (or any longer period agreed to by GE CAPITAL) after the date of approval of such Application.

     7. GENERAL ADMINISTRATIVE SERVICES; RELATIONSHIP MANAGERS. (a) GE CAPITAL will provide general administrative services in connection with Transactions, including credit investigation, documentation review, billing and collecting. GE CAPITAL will work with ASPEN's field sales organization to structure new Transactions and otherwise support the Program and ASPEN sales efforts. GE CAPITAL personnel will be available to answer Customer inquiries relating to the Program or Transactions on business days between the hours of 8:30 a.m. and 5:30 p.m., eastern time. GE CAPITAL will endeavor to resolve (or forward to Aspen for resolution) all Customer complaints related to Transactions within forty-eight
(48) hours of receipt and, failing that, endeavor to keep the affected Customer informed of the progress toward resolution on a regular basis; provided, however, that nothing in this Section 7 shall require GE CAPITAL to resolve or endeavor to resolve any Customer complaints related to Software, Software Licenses or Services, which shall remain the sole responsibility of ASPEN. (b) GE CAPITAL may without notice to ASPEN: (i) amend or restructure any Transaction, defer, renew or extend the time for payment or performance or grant any other indulgence to a Customer, or (ii) make settlements or compromises in connection therewith. GE CAPITAL's and ASPEN's rights and obligations hereunder shall remain unaffected by any such activity. (c) ASPEN hereby irrevocably appoints GE CAPITAL its attorney-in-fact to endorse or sign ASPEN's name on all checks received by GE CAPITAL with regard to Transactions. (d) ASPEN and GE CAPITAL will each appoint a Relationship Manager to supervise the Program and to serve as the primary management contact between ASPEN and GE CAPITAL under the Program. The Relationship Managers will be charged with monitoring and managing the relationship between ASPEN and GE CAPITAL, and ensuring compliance with the terms of this Agreement.

     8. REPRESENTATIONS AND WARRANTIES OF ASPEN. ASPEN hereby represents, warrants and covenants to GE CAPITAL, its successors and assigns, as of the date hereof, of the related Application and throughout the term of any Transaction, that, (a) ASPEN is a duly organized and validly existing corporation and has full power to enter into this Agreement and to carry out the transactions contemplated hereby. (b) The execution and delivery of this Agreement and the performance by ASPEN of the transactions contemplated hereby have been duly authorized by all necessary corporate action. (c) This Agreement constitutes a legal, valid and binding obligation of ASPEN enforceable in accordance with its terms. (d) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute (i) a violation or default of any statute, rule, or decree of any court, administrative agency or governmental body to which ASPEN is or may be subject, or (ii) a material default with respect to any indenture, loan agreement or other agreement to which ASPEN is bound. (e) ASPEN possesses and will maintain throughout the term of any Software License Agreement adequate licenses and permits to grant the Software Licenses described in the Software License Agreement. (f) Each Software License and Software License Agreement constitutes the genuine, legal, valid, and binding obligation of ASPEN, enforceable in accordance with its terms, and ASPEN will not amend any portion of a Software License or a Software License Agreement in any manner which could adversely affect GE CAPITAL's ability to receive payments due under the applicable DFC, without GE CAPITAL's prior written consent. (g) To the best of ASPEN's knowledge, each DFC constitutes the genuine, legal, valid, and binding obligation of the applicable Customer, enforceable in accordance with its terms. (h) In all documents (including the DFC) where ASPEN is responsible for obtaining the Customer's signature, the signature of the named Customer is genuine, and the individual signing on behalf of the Customer holds the office set forth below his signature. (i) There are and will be no agreements between ASPEN or its agents and any Customer in connection with any Transaction, except as contained in (i) the applicable Software License Agreement and/or (ii) any agreement relating to services and/or consulting which is not financed by GE CAPITAL, the breach or default of which by either ASPEN or its agents will not adversely impact the Customer's obligations to GE CAPITAL under the applicable DFC, and no express or implied warranties have been or will be made by ASPEN or its agents to any Customer, except as contained therein. (j) ASPEN will immediately remit to GE CAPITAL any Software License or Service Fees which it may receive from a Customer in connection with a Transaction. (k) GE CAPITAL will have a first priority security interest in the Customer's right to use the Software subject to any Transaction, free and clear of all liens, claims, and encumbrances. (l) Neither ASPEN nor its agents have


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participated in or have any knowledge of any fraudulent act in connection with any Transaction or any Customer, (m) All credit or other information reasonably relevant to a credit decision concerning the Customer known to ASPEN will be disclosed to GE CAPITAL, (n) The Software will be delivered to and accepted by the named Customer, in accordance with the standard terms and conditions outlined in the applicable Software License Agreement. ASPEN will license, service and maintain the Software and otherwise perform its obligations in compliance with the terms of the applicable Software License Agreement; (o) All sales, use, or property taxes applicable to the value, sale or use of the Software assessed or imposed prior to the time GE CAPITAL pays the applicable Purchase Price, will have been paid or will be timely remitted by ASPEN to the appropriate taxing authority and ASPEN will on request provide GE CAPITAL with proof of such payment as promptly as possible, (p) There are no suits or proceedings pending or, to the knowledge of ASPEN, threatened in any court or before any regulatory commission, or other administrative or governmental agency against or affecting ASPEN which could materially impair ASPEN's ability to perform its obligations hereunder or in connection with any Software License Agreement, (q) The financial statements of ASPEN delivered to GE CAPITAL from time to time fairly present the financial position of ASPEN as of the dates thereof and the results of operations of ASPEN for the periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis, and since the date of the latest such financial statements, there has been no Material Adverse Change of ASPEN, (r) ASPEN will promptly deliver to GE CAPITAL such information concerning the financial or other condition of ASPEN as GE CAPITAL may reasonably request, and will deliver to GE CAPITAL within one hundred twenty (120) days of the close of each fiscal year, the balance sheet and profit and loss statement of ASPEN (including the consolidated taxpayer group of which it is a part), certified by a recognized firm of public accountants, and, within ninety (90) days of the close of each fiscal quarter, its quarterly financial report, certified by its chief financial officer, (s) ASPEN has a Year 2000 computer program with respect to its services, products and internal systems which provides for testing of products, development of compliant products, extension of warranties and representations to customers, testing and selected remediation or replacement of internal systems, and development of contingency plans. This program includes seeking assurances from its vendors and suppliers that such vendors' and suppliers' products and services which are material to ASPEN's operations are Year 2000 Compliant, (t) ASPEN only provides Year 2000 compliant warranties to customers in accordance with the listing and description of software products accessed through its internet page (www.AspenTech.com) ("Compliant Software"), which warranty generally warrants that such product is capable of correctly (1) processing, providing, and/or receiving date data within and between the twentieth and twenty-first centuries for the years 1980 through 2025, (2) handling the computer date rollover on December 31, 1999 at midnight, (3) processing leap years through 2025, and (4) handling single century formula and multi-century formula date inputs in a clearly defined and unambiguous manner, provided that all non-ASPEN products (hardware, software, and firmware) used with the Compliant Software properly exchange accurate date data with the Compliant Software. All Software for which GE CAPITAL is requested to provide financing under Transactions on or after the date of this Agreement is, to the best of ASPEN's knowledge, Compliant Software, and ASPEN shall promptly notify GE CAPITAL if ASPEN discovers that any such Software is not Compliant Software.

     9. REPRESENTATIONS AND WARRANTIES OF GE CAPITAL. GE CAPITAL hereby represents, warrants and covenants to ASPEN, its successors and assigns, as of the date hereof, of the related Application and throughout the term of any Transaction, that: (a) GE CAPITAL is a duly organized and validly existing corporation and has full power to enter into this Agreement and to carry out the transactions contemplated hereby, (b) The execution and delivery of this Agreement and the performance by GE CAPITAL of the transactions contemplated hereby have been duly authorized by all necessary corporate action, (c) This Agreement constitutes a legal, valid and binding obligation of GE CAPITAL enforceable in accordance with its terms, (d) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute (i) a violation or default of any statute, rule, or decree of any court, administrative agency or governmental body to which GE CAPITAL is or may be subject, or (ii) a material default with respect to any indenture, loan agreement or other agreement to which GE CAPITAL is bound, (e) All documents relating to a Transaction to which GE CAPITAL is a party or by which it is bound will be genuine, legal, valid and binding obligations of GE CAPITAL, enforceable in accordance with their terms, (f) GE CAPITAL will honor any agreements made by GE CAPITAL with any Customer in connection with any Transaction, (g) There are no suits or proceedings pending or, to the knowledge of GE CAPITAL, threatened in any court or before any regulatory commission, or other administrative or governmental agency against or affecting GE CAPITAL which could materially impair GE CAPITAL's ability to perform its obligations hereunder or in connection with any Transaction, (h) The consolidated financial statements of GE CAPITAL fairly present the financial position of GE CAPITAL as of the dates thereof and the results of operations of GE CAPITAL for the periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis, and since the date of the latest such financial statements, there has been no Material Adverse Change in the financial condition of GE CAPITAL.

     10. DFC DEFAULTS. Upon the occurrence of an event of a default by a Customer under a DFC (a "DFC Default"), ASPEN acknowledges that all rights of such Customer under the applicable Software License Agreement shall be automatically transferred to GE CAPITAL, and ASPEN shall, upon the instruction of GE CAPITAL, immediately terminate the Software License granted to such Customer and cease to perform any Services on behalf of such Customer which have not yet been performed under the applicable Software License Agreement. In addition, ASPEN will, upon request, pay GE CAPITAL the Net Book Value of any Service Fees financed by GE CAPITAL under the applicable Software License Agreement which relate to Services which have not yet been performed by ASPEN (regardless of whether or not such Service Fees are incorporated into the Software License Fees described in the Software License Agreement). ASPEN acknowledges that GE CAPITAL shall be free to pursue such Customer for amounts owed by such Customer to GE CAPITAL under the applicable DFC which relate to (i) Service Fees for Services performed by ASPEN prior to

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the date of the DFC Default and/or (ii) the Software License financed by GE
CAPITAL (excluding that portion, if any, which relates to Services not yet been performed by ASPEN). ASPEN shall cooperate with any reasonable requests from GE CAPITAL which enable GE CAPITAL to enforce its rights against such Customer pursuant to this Section 10, including providing documentary evidence of the Services actually performed by ASPEN or its agents for such Customer prior to the date of the DFC Default.

     11. INDEMNIFICATION. ASPEN shall indemnify and hold harmless GE CAPITAL, its officers, directors, affiliates, employees and agents, from any losses, claims, liabilities, demands and expenses, including reasonable attorneys' fees and additional tax liabilities resulting from the receipt by GE CAPITAL of indemnities pursuant hereto, arising out of (i) any breach by ASPEN of its representations, warranties or obligations hereunder, or (ii) any act, failure to act, omission, representation or misrepresentation by ASPEN, its officers, directors, affiliates or their respective employees or agents in connection with any Software License Agreement or with the licensing, use, operation, updating, upgrading, servicing or maintenance of the Software or provision of Services, or
(iii) the termination of any license (including the Software License) pertaining to any Software which results from (a) ASPEN no longer having the right to license such Software (including, any termination arising from the alleged infringement of the Software on any third party's intellectual property rights) or (b) an arbitrary act on the part of ASPEN which is unrelated to any material breach on the Customer's part of the Software License Agreement or the license granted thereunder. GE CAPITAL shall indemnify and hold harmless ASPEN, its officers, directors, affiliates, employees and agents, from any losses, claims, liabilities, demands and expenses, including without limitation reasonable attorneys' fees and additional tax liabilities resulting from the receipt by ASPEN of indemnities pursuant hereto, arising out of (i) any breach by GE CAPITAL of its representations, warranties or obligations hereunder or (ii) any act, failure to act, omission, representation or misrepresentation by GE CAPITAL, its officers, directors, affiliates or their respective employees or agents in connection with any Transaction. The indemnified party shall not be required as a condition to receipt of payments hereunder to contest or to permit the indemnifying party to participate in any contest in connection with the foregoing or to attempt to recover from any Customer through legal proceedings or otherwise. All indemnities and obligations under this Section 11 shall survive the expiration or termination of this Agreement and the expiration or termination of any Transaction. In no event shall ASPEN or GE CAPITAL indemnify the other party against liability for indirect, special, consequential or incidental damages including loss of use, revenue or profit (other than, in the case of ASPEN's indemnity of GE CAPITAL, any amounts that are included in the Net Book Value assigned to such Transaction by GE CAPITAL) regardless of the form of the cause of action.

     12. TERM AND TERMINATION. This Agreement shall be effective upon execution by GE CAPITAL and ASPEN and shall continue from such effective date until terminated by either party pursuant to the provisions hereof. This Agreement may be terminated by either party for any reason upon ninety (90) days prior written notice. Either party may terminate this Agreement immediately upon written notice to the other party if a Termination Event shall have occurred. Upon termination of this Agreement, the obligations of the parties with respect to Transactions not funded by GE CAPITAL shall cease, but all obligations with respect to Transactions which have been funded by GE CAPITAL shall survive. If this Agreement is terminated following the occurrence of a Termination Event, the terminating party shall have the right to seek any and all additional remedies as may be available in law or in equity.

     13. ASSIGNMENT OF RIGHTS. ASPEN may without prior written consent assign any of its rights hereunder to payment to any party. GE CAPITAL may without prior written consent assign any of its rights hereunder or under any Transaction or related DFC to any party, and may in connection therewith securitize or syndicate its rights under such DFC. Except as provided herein, the rights and obligations of GE CAPITAL and ASPEN under this Agreement may not be assigned without the prior written consent of the other party.

     14. CONFIDENTIALITY. From time to time GE CAPITAL or ASPEN may provide information to the other party which is plainly marked as "confidential". GE CAPITAL and ASPEN will take reasonable steps to preserve the confidential nature of such information and to prevent its disclosure to third parties. Such information shall not be considered confidential if (i) it is already in the public domain, or (ii) it is obtained from an independent source who is not legally bound to refrain from such disclosure, or (iii) it is independently developed by the receiving party. GE CAPITAL and ASPEN will fulfill their obligations hereunder if they exercise the same degree of care to preserve and safeguard such confidential information as they use to preserve and safeguard their own confidential information. GE CAPITAL and ASPEN may disclose confidential information to their respective affiliates, and confidential information relating to a specific Transaction and the related DFC may be disclosed by GE CAPITAL to its representatives and agents, in the event that such Transaction is referred for collection, and to any purchaser or administrator, in the event that such DFC is syndicated or securitized, provided that the receiving party agrees to be bound by the terms hereof. Nothing herein shall be deemed to prohibit disclosure of confidential information that is required by law, so long as the disclosing party, so far as practicable, consults with the other party prior to such disclosure and takes such steps as the other party may reasonably request to mitigate the effect of such disclosure.

     15. MISCELLANEOUS. (a) GE CAPITAL and ASPEN acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. (b) This Agreement constitutes the entire agreement between ASPEN and GE CAPITAL concerning the subject matter hereof. The Vendor Program Agreement dated as of March 29, 1990, as amended, between ASPEN and GE CAPITAL (the "Original VPA") shall continue to apply to all transactions funded under the Original VPA, as well as to any new transactions funded on or after the date hereof in which the repayment obligations of the Customers with respect to Software Licenses and Service Fees (if applicable) shall be evidenced by agreements between ASPEN and such Customers, which shall be assigned by ASPEN to GE CAPITAL pursuant to the terms of the Original VPA. (c) ASPEN shall have no right, and will not attempt, to accept collections under any DFC, or repossess or consent to the return of any Software (other than for maintenance or upon the expiration of the term of the applicable Software License Agreement). (d) Notices to ASPEN or GE CAPITAL under this Agreement shall be deemed to have been given if sent by (i) recognized overnight delivery or registered or certified mail, return receipt requested, or


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(ii) by telecopy (promptly confirmed in writing) to the other party at the address or telecopy number first stated above or such other address or telecopy number as such party may have provided by notice. (e) The parties agree that this Agreement shall be governed by and construed in accordance with the laws (other than the choice of law provisions) of the State of New York. (f) If at any time any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall not impair the enforceability of any other provision of this Agreement.
(g) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. The terms may not be terminated or amended orally, but only by an instrument duly executed by each of the parties hereto. (h) In the event there is any conflict between this Agreement and any ancillary agreements with respect to any Software, Software Licenses or Services, the terms and conditions of this Agreement shall control. (h) THE PARTIES WAIVE, THE EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.


ASPEN TECHNOLOGY, INC.                  GENERAL ELECTRIC CAPITAL CORPORATION



By: /s/ Lisa W. Zappala                 By: /s/ Paul Bossidy
    ------------------------------          --------------------------------


Title: Sr. VP & CFO                     Title: Vice President
       ---------------------------             ------------------------------




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